UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 16, 2007

Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 1300 Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     The information set forth under Item 5.02 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On November 16, 2007, we entered into amendments to certain outstanding agreements related to options to purchase our common stock that were previously awarded to certain of our executive officers in order to amend such award agreements so that the subject stock option award would constitute deferred compensation that is compliant with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or exempt from the application of Code Section 409A. The executive officers who entered into these amendments are Timothy A. Leach, Steven L. Beal, Curt F. Kamradt, David W. Copeland, E. Joseph Wright and David M. Thomas III (collectively, the “Executive Officers”). The amendments amend certain provisions of (i) certain stock option awards issued to the Executive Officers prior to the combination transaction in February 2006 (the “Pre-Combination Options”) and (ii) the stock option awards issued to the Executive Officers on June 12, 2006 (the “June 2006 Options”).
     The Pre-Combination Options constituted awards to the Executive Officers of options to purchase 1,501,192 shares of our common stock, in the aggregate, at a purchase price of $8.00 per share. Generally, the amendments of the Pre-Combination Options provide that the Pre-Combination Options will become first exercisable in accordance with the following schedule:

Exercise Date	Percentage of Shares
January 1, 2008	19.50%

January 1, 2009	19.50%

February 27, 2009	7.33%

January 1, 2010	26.83%

January 1, 2011	26.84%
Upon the occurrence of each exercise date described above, the Pre-Combination Option will remain exercisable with respect to the applicable percentage of shares subject to the Pre-Combination Option until the last day of the Executive Officer’s taxable year in which such exercise date occurs. In the event of a separation of service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code) by the Executive Officer with our company during the term of the Pre-Combination Option for reasons such as death, disability or reasons other than cause, the Executive Officer will have the ability to exercise the remaining Pre-Combination Options for a period of time as specified in the amendment. In addition, in the event of a change of control of our company, the Executive Officer will have the ability to exercise the remaining Pre-Combination Options for a period of time as specified in the amendment. Each of the Executive Officers entered into substantially the same form of amendment with respect to their Pre-

Combination Options, and such form of amendment is filed herewith as Exhibit 10.1 and is incorporated herein by reference. We did not make any payments or awards to the Executive Officers in connection with their execution of the amendments related to the Pre-Combination Options.
     The June 2006 Options constituted awards to the Executive Officers of options to purchase 450,000 shares of our common stock, in the aggregate, at a purchase price of $12.00 per share. We subsequently determined that the fair market value of a share of common stock as of the date of the award was $15.40. As a result, we and each of the Executive Officers entered into an amendment to the June 2006 Options pursuant to which the exercise price of such stock options was increased from $12.00 per share to $15.40 per share. Each of the Executive Officers entered into substantially the same form of amendment with respect to their June 2006 Options, and such form of amendment is filed herewith as Exhibit 10.2 and is incorporated herein by reference.
     On November 19, 2007, we issued to each of the Executive Officers an award of a number of shares of restricted stock equal to (i) the product of $3.40 and the number of shares of common stock subject to the June 2006 Option issued to such Executive Officer, divided by (ii) $18.38, which was the mean of the high and low sales price of a share of our common stock on November 19, 2007. The shares of restricted stock vest in 25% increments on each of January 1, 2008, June 12, 2008, June 12, 2009 and June 12, 2010. The form of restricted stock award agreement is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Form of Amendment to Stock Option Award Agreement related to the Pre-Combination Options

10.2	Form of Amendment to Nonstatutory Stock Option Agreement related to the June 2006 Options

10.3	Form of Restricted Stock Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: November 20, 2007	By:	/s/ DAVID W. COPELAND
	Name:	David W. Copeland
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Amendment to Stock Option Award Agreement related to the Pre-Combination Options

10.2	Form of Amendment to Nonstatutory Stock Option Agreement related to the June 2006 Options

10.3	Form of Restricted Stock Agreement